EXHIBIT 10.11

MASTER PROMISSORY NOTE

(Balloon Payments Required)

$400,000.00	November 14, 2017

Las Vegas, NV

This Master Promissory Note (the “Note”) is dated as of November 14, 2017 (the “Effective Date”) among Deploy Technologies Inc., a Nevada corporation (“Deploy”), DEP Nevada, a Nevada corporation (“DEP”), Nevada Medical Group LLC, a Nevada limited liability company (“NMG”), KAJ Universal Real Estate Investments, LLC, a Nevada limited liability company (“KAJ”), SW Fort Apache, LLC, a Nevada limited liability company (“Apache”), The Rozok Family Trust (“RFT”), NV Trees, LLC, a Nevada limited liability company (“NVT”), MBK Investments, LLC, a California limited liability company (“MBK”; and collectively with KAJ, Apache, RFT, and NVT, the “NMG Members”), and TI Nevada, LLC, a Nevada limited liability company (“TI Nevada”).

Recitals

A. Between the years 2016 and 2017, the NMG Members lent the following aggregate amounts to NMG (each, an “NMG Member Loan” and, collectively, the “NMG Member Loans”):

NMG Member	Amount of Loans

KAJ	US $	98,000.00
Apache	US $	98,000.00
RFT	US $	90,000.00
NVT	US $	24,000.00
MBK	US $	90,000.00

TOTAL	US $	400,000.00

The NMG Members issued the NMG Member Loans in exchange for NMG’s agreement to repay the principal of the NMG Member Loans without interest and continuing until all outstanding principal is fully paid.

B. The NMG Members desire to assign all of their rights under the NMG Member Loans, including, but not limited to, all rights to receive payment of principal and interest thereunder, to TI Nevada.

C. NMG desires to assign its obligations under the NMG Member Loans, including, but not limited to, the obligations make payments to the NMG Members thereunder, to Deploy;

D. The parties desire to establish the payment schedule, maturity date, and other rights and obligations of the parties under the NMG Member Loans as set forth herein.

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Agreement

NOW THEREFORE, in consideration of the recitals, promises, covenants, warranties, representations, and provisions contained in this Note, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree that the recitals above are true and correct and incorporated herein by reference, and further agree as follows:

ASSIGNMENT AND ASSUMPTION. The NMG Members hereby assign their rights under the NMG Member Loans, including, but not limited to, all rights to receive payment of principal and interest, thereunder, to TI Nevada, and TI Nevada hereby accepts said assignment. Further, NMG hereby assigns its obligations under the NMG Member Loans, including but not limited to, the obligations to make payments to the NMG Members thereunder, to Deploy, and Deploy accepts said assignment.

NOTE OBLIGATIONS. At the times and in the manner herein stated, Deploy hereby promises to pay to the order of TI Nevada, at such place, either within or without the State of Nevada, as TI Nevada may from time to time designate in writing, in legal tender of the United States of America, the aggregate principal sum of Four Hundred Thousand Dollars (US $400,000.00) (the “Principal”), in accordance with the terms, conditions, and provisions hereinafter set forth in this Note.

PAYMENT PLAN. No monthly payments shall be due under the Note.

INTEREST RATE. No interest shall accrue on the Principal.

PAYMENTS. Deploy shall pay, in legal tender of the United States of America, Two Hundred Twenty-Five Thousand Dollars (US $225,000.00) of the Principal to TI Nevada (the “First Payment”) on or before the Effective Date. Deploy shall thereafter pay, in legal tender of the United States of America, the entire remaining unpaid Principal balance of One Hundred Seventy-Five Thousand Dollars (US $175,000.00) plus to TI Nevada (the “Second Payment”) on or before the date that is fifteen (15) months after the Effective Date (the “Maturity Date”). In the event that Deploy fails to pay the First Payment and/or the Second Payment by the either of the dates due hereunder, then as of due date of the First Payment and/or the Second Payment and thereafter until such past-due amount(s) is/are paid in full, interest on the outstanding Principal balance hereunder shall accrue at the Default Rate, as defined below.

APPLICATION OF PAYMENTS. All payments received by TI Nevada from or on the account of Deploy due hereunder shall be applied by TI Nevada as follows:

First: To pay any and all fees, late fees or other charges due, owing, and/or accrued; and

Second: Payment toward the outstanding Principal balance on this Note.

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OFFSETS OR DEDUCTIONS. All payments under the Note shall be made by Deploy without any offset, decrease, reduction or deduction of any kind or nature whatsoever, including, but not limited to, any decrease, reduction or deduction for, or on account of, any offset, withholdings, present or future taxes, present or future reserves, imposts or duties of any kind or nature that are imposed or levied by or on behalf of any government and/or taxing agency, body or authority by or for any municipality, state, or nation.

COLLATERAL. This Note shall be secured by a senior priority interest in all of the assets of Deploy, all of the assets of DEP, and all of the assets of NMG, including all real property, fixtures, furnishings, machinery, equipment, and other personal property of Deploy, DEP, and NMG (the “Collateral”). Deploy, DEP, and NMG hereby acknowledge that TI Nevada may file financing statements (including, but not limited to, a UCC-1 financing statement) in the United States, and in the personal property registries of the relevant provincial jurisdictions of Canada, to perfect its security interest in the Collateral. In the event of the occurrence of any event of Default, as hereinafter defined, and such event of Default continues for a period of ten (10) calendar days after written notice by TI Nevada of such event of Default, with respect to the jurisdiction of the United States, TI Nevada shall be authorized to execute on its recorded UCC-1 financing statement, including repossession of the Collateral. TI Nevada shall deduct all amounts recovered from the sale of the Collateral from the Principal balance and any interest, fees, and other charges due hereunder.

DEFAULT. Any one or more of the following events or occurrences shall constitute a default under this Note (hereinafter “Default”):

1) A petition or action for relief shall be filed by or against Deploy, DEP, or NMG, pursuant to Federal Bankruptcy Code (Title 11 U.S. Codes) in effect from time to time, or under any other law relating to bankruptcy, insolvency, reorganization, moratorium, creditor composition, arrangement or other relief from debts; the appointment of a receiver, assignee for the benefit of creditors, trustee, custodian or liquidator of or for any property of Deploy, DEP, or NMG; or upon the death, incapacity, insolvency, dissolution, or termination of the business of Deploy, DEP, or NMG;

2) Payment of the First Payment, together with all penalties, fees, or other charges, is not made in full by the Effective Date;

3) Payment of the Second Payment, together with all penalties, fees, or other charges, is not made in fully by the Maturity Date; or

4) Deploy defaults under any of the other Promissory Notes (as defined in that certain Share Exchange Agreement effective dated September 14, 2017 among the parties hereto (the “Share Exchange Agreement”).

DEFAULT RATE. From and after the occurrence of any Default in this Note, and until such Default has been cured, all outstanding amounts under this Note (including, but not limited to, interest and late charges) shall bear interest at a rate of TEN PERCENT (10%) annually (the “Default Rate”).

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RIGHTS OF TI NEVADA ON DEFAULT. Upon the occurrence of any Default, TI Nevada shall be entitled to exercise any one or more of the following remedies without notice or demand:

1) To accelerate and declare the entire unpaid balance then due and payable under this Note to be immediately due and payable, even though the time of maturity as expressed herein shall not have arrived;

2) To foreclose upon the Collateral pursuant to this Note and the Share Exchange Agreement; and

3) To exercise any other right or remedy permitted by law.

PREPAYMENT. Deploy may prepay all or any portion of the principal amount of this Note without penalty.

WAIVERS. Deploy hereby waives presentment, dishonor, notice of dishonor, protest, notice of protest, and the right to plead any statute of limitations, as a defense to the repayment of all or any portion of this Note, and interest thereon, to the fullest extent allowed by law. No delay, omission and/or failure on the part of TI Nevada in exercising any right and/or remedy hereunder shall operate as a waiver of such right and/or remedy or of any right and/or remedy of TI Nevada.

ATTORNEYS’ FEES. In the event TI Nevada is required to take legal action to enforce the terms of this Note due to an event of Default of Deploy, TI Nevada shall be entitled to reimbursement for reasonable costs incurred to enforce the terms of the Note, including attorney fees and other costs paid in the investigation, defense, and settlement in connection with, arising out of, or resulting from Deploy’s event of Default.

LEGAL PROCEEDINGS. This Note shall be governed by and construed exclusively in accordance with the laws of the State of Nevada, applicable to a contract executed and performed exclusively in such state, without giving effect to the conflicts of laws principles thereof. Deploy irrevocably consents that any legal action or proceeding against it with respect to this Note shall be brought exclusively in any state or federal court in Clark County, Nevada, and by the execution and delivery of this Note Deploy hereby accepts with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.

ASSIGNMENT. TI Nevada may assign TI Nevada’s rights under this Note, in whole or in part, to any other person or entity, by providing advance written notice to Deploy. Deploy may not assign its obligations hereunder without the prior written consent of TI Nevada, which may be withheld in its sole discretion.

AMENDMENT. This Note may be amended, changed, modified, terminated and/or canceled only by a written agreement signed by the parties.

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AUTHORITY. Each person executing this Note on each of the parties’ behalves, hereby represents and warrants to each other that, by its execution below, the party has the full power, authority and legal right to execute and deliver this Note and that the indebtedness evidence hereby constitutes a valid and binding obligation of that party without exception or limitation.

NOTICE. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally, sent by facsimile, or sent by registered mail, return receipt requested, to the parties as follows:

If to Deploy:

Deploy Technologies Inc.

750 – 1095 West Pender Street

Vancouver, BC, Canada v6E 2M6

If to TI Nevada:

TI Nevada, LLC

9811 W. Charleston Boulevard, #2-624

Las Vegas, NV 89117

If to NMG:

Nevada Medical Group LLC

750 – 1095 West Pender Street

Vancouver, BC, Canada v6E 2M6

If to DEP:

DEP Nevada

750 – 1095 West Pender Street

Vancouver, BC, Canada v6E 2M6

If to KAJ:

KAJ Universal Real Estate Investments, LLC

23 Hawk Ridge

Las Vegas, Nevada 89135

If to Apache:

SW Fort Apache, LLC

4785 S. Durango Drive, Suite 204

Las Vegas, NV 89147

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If to RFT:

The Rozok Family Trust

550 W. C Street, Suite 700

San Diego, CA 92101

If to NVT:

NV Trees, LLC

4575 Dean Martin Dr. #1903

Las Vegas, NV 89103

If to MBK:

MBK Investments, LLC

23586 Calabasas Road, #100

Calabasas, CA 91302

IN WITNESS WHEREOF, the parties have executed this Note on the day and year first above written.

DEPLOY: Deploy Technologies, Inc., a Nevada public corporation		NMG: Nevada Medical Group LLC, a Nevada limited liability company

By:	/s/ Darren Tindale	By:	/s/ Robert Hasman
Name:	Darren Tindale	Name:	Robert Hasman
Title:	CFO	Title:	Manager
Date:	November 14, 2017	Date:	November 10, 2017

TI NEVADA: TI Nevada, LLC, a Nevada limited liability company		DEP: DEP Nevada, a Nevada corporation

By:	/s/ Robert Hasman	By:	/s/ Robert Hasman
Name:	Robert Hasman	Name:	Robert Hasman
Title:	Manager	Title:	Manager
Date:	November 10, 2017	Date:	November 10, 2017

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KAJ: KAJ Universal Real Estate Investments, LLC, a Nevada limited liability company		NVT: NV Trees, LLC, a Nevada limited liability company

By:	/s/ Kevin Hook	By:	/s/ Johnathan Wendel
Name:	Kevin Hook	Name:	Johnathan Wendel
Title:	Manager	Title:	Manager
Date:	November 11, 2017	Date:	November 10, 2017

APACHE: SW Fort Apache, LLC, a Nevada limited liability company		MBK: MBK Investments, LLC, a California limited liability company

By:	/s/ Robert Hasman	By:	/s/ Mark Kanter
Name:	Robert Hasman	Name:	Mark Kanter
Title:	Manager	Title:	Manager
Date:	November 10, 2017	Date:	November 10, 2017

RFT: The Rozok Family Trust

By:	/s/ Susan Rozok
Name:	Susan Rozok
Title:	Trustee
Date:	November 11, 2017

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